Exhibit 99.1

Intelligent Protection Management Corp. Reports Second Quarter 2025 Financial Results

Q2 Total Revenue: $5.7 million; Six Months Total Revenue: $11.2 million

Cash Flow from Operations for 1H 2025: $0.9 million

Cash and Equivalents: $8.3 million, including Restricted Cash of $1.0 million

No Long-Term Debt

Investor Conference Call TODAY at 4:30 p.m. Eastern Time

JERICHO, NY / August 12, 2025 / Intelligent Protection Management Corp. (“IPM,” “we,” “us,” “our” or the “Company”) (Nasdaq: IPM), a managed technology solutions provider focused on enterprise cybersecurity and cloud infrastructure, today announced financial results for the three and the six months ended June 30, 2025.

As previously disclosed, on January 2, 2025 the Company completed its acquisition of Newtek Technology Solutions, Inc. (“NTS”) from NewtekOne, Inc. and the sale of its “Paltalk”, “Camfrog” and “Vumber” applications and certain assets and liabilities related to such applications (the “Transferred Assets”) to Meteor Mobile Holdings, Inc. (together, the “Transactions”). Following the Transactions, the Company’s business is focused on cybersecurity and cloud infrastructure.

For the purposes of this earnings release and the financial information provided herein, revenue and income from operations for the three and six months ended June 30, 2025 primarily reflect the newly acquired NTS operations, while assets and liabilities related to the Transferred Assets are presented as held for sale/discontinued operations, and the results of operations related to the Transferred Assets are presented as discontinued operations.

Second Quarter 2025 Operational and Business Highlights:

●	We were selected by Hewlett Packard Enterprise to be an accredited partner for its HPE Private Cloud AI solution.

●	We initiated a collaboration with IT Ally, a trusted business and technology services provider focused on lower middle-market private equity firms and their portfolio companies.

●	During the quarter, our Board of Directors approved a stock repurchase plan for up to $400,000 of our outstanding common stock, which plan expires on the one-year anniversary of such date. Pursuant to the repurchase plan, we purchased 104,600 shares of common stock during the quarter.

●	We commenced offering Aura, a leading AI-powered online safety solution for individuals and families, designed to help minimize the impact of data breaches, scams, and other online threats on consumers.

Management Discussion

Jason Katz, Chairman and Chief Executive Officer of IPM, said, “We are pleased with the sequential progress made during our first two operational quarters after the acquisition of Newtek Technology Solutions on January 2, 2025 and our successful rebranding to Intelligent Protection Management. During this period, we have laid the groundwork, from sales, marketing, accounting, and human capital, to position IPM to be poised for growth for the benefit of our customers, employees and stakeholders.

Sequentially, revenue for the second quarter increased by 4%, to $5.72 million, as our sales and marketing teams become more effective in servicing and growing our client base.Net loss increased 230% for Q2 2025 to $1.1 million, compared to net income of $0.8 million for Q1 2025. Q2 2025 Adjusted EBITDA improved 22% to negative $0.4 million compared to negative $0.5 million in the first quarter of 2025. As an enterprise cybersecurity and cloud infrastructure technology company we had deferred revenue, of $3.9 million in Q2 2025, which consists of sales that will be recognized in future quarters as product and services are installed. The balance sheet also reflects account receivables totaling $2.4 million, net in Q2 2025 based on the business that has been consummated since the Transactions”

Mr. Katz continued, “We have significant technological expertise, and we operate in large and growing markets where IPM is industry-certified in legal, healthcare and finance, giving us a significant competitive advantage versus our peers. That deep industry experience has led us to provide a “White Glove, High Touch,” service to our clients. Our clients have dedicated Technology Managers as a single point of contact and we do not use voice response telephonic menus or hand off service calls to agents in call centers in foreign countries. Our clients speak directly to their IPM account team members that are familiar with the needs of their business and the history of their account. This is an important IPM advantage”

“As we continue to develop and buildout our company, we are excited for the opportunities ahead as we endeavor to become one of the leading managed technology solutions providers focused on cybersecurity and cloud infrastructure. We look forward to the second half of 2025 and into 2026.”

Financial Highlights: Three and Six Months ended June 30, 2025

For the three months ended June 30, 2025 revenue totaled $5.7 million compared to $0.3 million for the prior year period. On a sequential basis, total revenue increased 4% from the first quarter of 2025. Revenue for the six months ended June 30, 2025 totaled $11.2 million, compared to $0.5 million in the prior year period. Total revenue by revenue stream for the three-and six month periods ended June 30, 2025 were as follows:

○	Managed information technology revenue was $3.5 million and $7.1 million, respectively.

○	Procurement revenue was $1.2 million and $2.2 million, respectively.

○	Professional services revenue was $0.7 million and $1.4 million, respectively.

○	Subscription revenue was $0.3 million and $0.6 million, respectively.

●	Net loss from continuing operations for the three months ended June 30, 2025 totaled $1.1 million compared to a net loss from continuing operations of $1.3 million for the three months ended June 30, 2024. Net loss from continuing operations for the six months ended June 30, 2025 totaled $0.2 million compared to a net loss of $1.5 million for the prior six months ended June 30, 2024. The reduction in net loss was attributed to IPM recording an income tax benefit during the first quarter of approximately $2.1 million in connection with the Transactions.

●	Net loss for the three months ended June 30, 2025 totaled $1.1 million compared to a net loss of $0.8 million for the three months ended June 30, 2024. Net loss for the six months ended June 30, 2025 totaled $0.2 million compared to a net loss of $1.1 million for the six months ended June 30, 2024.

●	Adjusted EBITDA[1] for the three months ended June 30, 2025 was negative $0.4 million compared to negative $0.9 million for the three months ended June 30, 2024; while Adjusted EBITDA for the six months ended June 30, 2025 was negative $0.9 million compared to negative $1.4 million for the six months; ended June 30, 2024.

●	As of June 30, 2025, we had no long-term debt and cash and cash equivalents totaled $8.3 million (including $1.0 million of restricted cash).

●	Cash provided by operations for the six months ended June 30, 2025 was $0.9 million compared to cash used in continuing operations for the six months ended June 30, 2024 of $0.1 million.

●	IPM reported deferred revenue of $3.9 million for Q2 2025, which will be recognized as revenue in future quarters as products and/or services are installed.

[1]	Adjusted EBITDA is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Financial Measures” and the reconciliation at the end of this release for additional information.

Conference Call Access

Date and Time: Tuesday, August 12, 2025, at 4:30 p.m. Eastern Time.

Call-in Information: Interested parties can access the conference call by dialing 877-545-0523 domestically or 973-528-0016 for international callers and referencing the participant access code 693040.

Webcast Information: The webcast will be accessible live and on-demand at https://www.webcaster4.com/Webcast/Page/2856/52737 and accessible on the Investors section of the Company’s website at https://investors.ipm.com/ under Events & Presentations.

Replay: A replay of the call will be available at 877-481-4010 domestically or 919-882-2331 for international callers and the replay passcode is 52737.

About IPM

Intelligent Management Protection Corp. (Nasdaq: IPM) is a managed technology solutions provider focused on cybersecurity and cloud infrastructure. IPM provides dedicated server hosting, cloud hosting, data storage, managed security, backup and disaster recovery, and other related services, including consulting and implementing technology solutions for enterprise and commercial clients across the United States. IPM’s other products include ManyCam. IPM has an over 20-year history of technology innovation and holds 8 patents. For more information, please visit: www.ipm.com

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. Forward-looking statements in this press release may include, but are not limited to, the Company’s expectations of future plans, priorities, focus following the Transactions, the Company’s potential growth opportunities, the Company’s plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the possibility of security vulnerabilities, cyber-attacks and network disruptions, including breaches of data security and privacy leaks, data loss, and business interruptions; the Company’s ability to operate its secure private cloud through its data centers; the intense competition in the industry in which the Company operates and its ability to effectively compete with existing competitors and new market entrants; the Company’s ability to consummate favorable acquisitions and effectively integrate any companies or businesses that the Company acquires; the impact of adverse economic and market conditions, including those related to fluctuations in inflation and geopolitical conflicts; the Company’s reliance on a limited number of customers for its revenues and income; the Company’s ability to attract new customers, retain existing customers and sell additional services to customers; the Company’s ability to protect its intellectual property rights; and other events outside of the Company’s control. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

Joe Dorame, Roger Weiss

Lytham Partners, LLC

602-889-9680

E: ipm@lythampartners.com

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$7,286,978	$10,588,534
Restricted cash	1,014,714	--
Accounts receivable, net of $269,850 allowance	2,405,772	--
Due from related party	864,879	--
Prepaid expense and other current assets	1,682,845	462,422
Operating lease right-of-use assets, net	--	74,490
Employee retention tax credit receivable, net	114,212	114,212
Assets held for sale – current	--	72,925
Total current assets	13,369,400	11,312,583

Property and equipment, net	790,680	--
Intangible assets, net	8,662,605	1,882,781
Goodwill	5,516,501	2,663,229
Operating lease right of use assets, net	1,483,724	--
Other assets	13,937	13,937
Total assets	$29,836,847	$15,872,530

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,340,097	$380,298
Accrued expenses and other current liabilities	1,059,940	509,759
Operating lease liabilities, current portion	768,060	74,490
Deferred revenue	3,856,401	555,039
Earnout liability	704,000	--
Liabilities held for sale - current	--	2,024,237
Total current liabilities	8,728,498	3,543,823
Operating lease liabilities, non-current portion	710,911	--
Deferred tax liability	506,683	429,045
Total liabilities	9,946,092	3,972,868
Commitments and contingencies
Stockholders’ equity:
Series A Preferred Stock, $0.001 par value, 9,000,000 authorized, 4,000,000 and 0 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively	4,000	--
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,878,950 shares issued and 9,132,387 and 9,236,987 shares outstanding as of June 30, 2025 and December 31, 2024, respectively	9,879	9,879
Treasury stock, at cost, 746,563 and 641,963 shares repurchased as of June 30, 2025 and December 31, 2024, respectively	(1,412,135)	(1,199,337)
Additional paid-in capital	44,841,286	36,399,897
Accumulated deficit	(23,552,275)	(23,310,777)
Total stockholders’ equity	19,890,755	11,899,662
Total liabilities and stockholders’ equity	$29,836,847	$15,872,530

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue
Managed information technology, includes $1,827,817 and $3,516,400 of related party revenue for the three and six months, respectively	$3,506,754	$--	$7,065,587	$--
Procurement revenue, includes $23,361 and $77,881 of related party revenue for the three and six months, respectively	1,248,401	--	2,199,780	--
Professional services revenue, includes $56,396 and $108,246 of related party revenue for the three and six months, respectively	688,815	--	1,415,422	--
Subscription revenue	278,629	271,409	559,848	542,981
Total revenue	5,722,599	271,409	11,240,637	542,981
Costs and expenses, exclusive of depreciation and amortization shown separately below
Costs of revenue	2,857,449	73,037	5,322,112	134,673
Sales, marketing and product development expense	839,397	257,398	1,604,761	523,187
General and administrative expense	2,481,801	786,442	5,419,698	1,530,015
Depreciation and amortization	673,651	205,583	1,357,692	411,166
Total costs and expenses	6,852,298	1,322,460	13,704,263	2,599,041
Operating loss from continuing operations	(1,129,699)	(1,051,051)	(2,463,626)	(2,056,060)
Interest income, net	87,928	144,231	170,320	296,215
Other income, net	63,750	146,269	63,750	146,269
Loss from continuing operations before income tax benefit	(978,021)	(760,551)	(2,229,556)	(1,613,576)
Income tax (expense) benefit	(72,007)	(532,502)	1,988,058	66,208
Net loss from continuing operations	(1,050,028)	(1,293,053)	(241,498)	(1,547,368)
Income from discontinued operations, net of income tax benefit of $481,911 and $1,101 for the three and six months ended June 30, 2024	--	358,902	--	120,910
Net loss	$(1,050,028)	$(934,151)	$(241,498)	$(1,426,458)

Net income (loss) per share of common stock:
Basic – continuing operations	(0.08)	(0.14)	(0.02)	$(0.17)
Diluted – continuing operations	(0.08)	(0.14)	(0.02)	$(0.17)

Basic – discontinued operations	--	0.04	--	$0.02
Diluted – discontinued operations	--	0.04	--	$0.02

Basic	(0.08)	(0.10)	(0.02)	$(0.15)
Diluted	(0.08)	(0.10)	(0.02)	$(0.15)

Weighted average number of shares of Series A Preferred Stock used in calculating net loss per share of Series A Preferred Stock, basic and diluted	4,000,000	--	3,977,901	--
Weighted average number of shares of Common Stock used in calculating net loss per share of Common Stock, basic and diluted	9,201,658	--	9,219,225	--
Basic and diluted net loss per share of Series A Preferred Stock, basic and diluted	$(0.08)	--	$(0.02)	--
Basic and diluted net loss per share of Common Stock, basic and diluted	$(0.08)	--	$(0.02)	--

Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	13,201,658	9,222,157	13,197,125	9,222,157
Diluted	13,201,658	9,222,157	13,197,125	9,222,157

INTELLIGENT PROTECTION MANAGEMENT CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net loss	$(241,498)	$(1,426,458)
Net (income) from discontinued operations	—	(120,910)
Net loss from continuing operations	$(241,498)	$(1,547,368)

Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Amortization of intangible assets	1,130,176	411,166
Amortization of operating lease right-of-use assets	415,661	39,383
Depreciation of property and equipment	227,515
Deferred tax liability	—	(66,208)
Income tax benefit	(1,971,762)	(4,200)
Stock-based compensation	245,389	91,561
Allowance for credit losses	3,436	—

Changes in operating assets and liabilities, net of acquired assets and disposition:
Accounts receivable	1,199,060	—
Operating lease liabilities	(420,414)	(39,383)
Prepaid expense and other current assets	(1,650,494)	494,202
Accounts payable, accrued expenses and other current liabilities	2,067,674	531,849
Deferred revenue	(148,638)	(14,212)
Net cash provided by (used in) operating activities – continuing operations	856,105	(103,210)

Net cash used in operating activities –discontinued operations	—	(668,835)
Net cash provided by (used in) operating activities	856,105	(772,045)
Cash flows from investing activities:
Cash paid for acquisition of NTS	(4,000,000)	—
Purchases of fixed assets	(280,149)
Net cash used in investing activities	(4,280,149)	—
Cash flows from financing activities:
Proceeds from sale of Transferred Assets	1,350,000	—
Purchase of treasury stock	(212,798)	—
Net cash provided by financing activities	1,137,202	—
Net decrease in cash and cash equivalents	(2,286,842)	(772,045)
Balance of cash and cash equivalents at beginning of period	10,588,534	13,568,049
Balance of cash and cash equivalents at end of period, including restricted cash of $1,014,714 at June 30, 2025	$8,301,692	$12,796,004
Supplemental non-cash disclosure:
Non-cash portion of consideration for acquisition of NTS (Series A Preferred Stock issuance)	$8,200,000	—

Use of Non-GAAP Financial Measures

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net income (loss) adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, stock-based compensation expense and net loss from discontinued operations. Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest income, net; other expense, net; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; the provision for income taxes; and net loss from discontinued operations. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

	Three Months Ended		Six Months Ended
	June 30, (unaudited)		June 30, (unaudited)
	2025	2024	2025	2024
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(1,050,028)	$(1,293,053)	$(241,498)	$(1,547,368)
Net income from discontinued operations	--	358,902	--	120,910
Interest income, net	(87,928)	(144,231)	(170,320)	(296,215)
Income tax expense, discontinued operations	--	(481,911)	--	(1,101)
Income tax expense (benefit)	72,007	532,502	(1,988,058)	(66,208)
Other income, net	(63,750)	(146,269)	(63,750)	(146,269)
Depreciation and amortization expense	673,650	205,583	1,357,691	411,166
Stock-based compensation expense	77,760	32,250	245,389	91,561
Adjusted EBITDA	$(378,289)	$(936,227)	$(860,546)	$(1,433,524)